EXHIBIT 23











                CONSENT OF INDEPENDENT ACCOUNTANTS
                       ---------------------





We consent to the incorporation by reference in the registration statements of Aztar Corporation on Form S-8 (Registration No. 33-32399 and No. 33-44794) of our reports, dated February 14, 1996 on our audit of the consolidated financial statements and financial statement schedule of Aztar Corporation as of December 28, 1995 and December 29, 1994 and for each of the three years in the period ended December 28, 1995, which reports are included in this Annual Report on Form 10-K.











COOPERS & LYBRAND L.L.P.




Phoenix, Arizona
March 21, 1996